Exhibit 10.1

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE
IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE THAT THE REGISTRANT TREATS
AS PRIVATE OR CONFIDENTIAL. [***] INDICATES THAT INFORMATION HAS BEEN EXCLUDED.

THIRD AMENDMENT TO OFFICE LEASE

This THIRD AMENDMENT TO OFFICE LEASE (this “Third Amendment”) is entered into and executed on July 28, 2026, but is effective as of March 1, 2026 (the “Effective Date”), by and between NEXALIN TECHNOLOGY, INC., a Delaware corporation (“Tenant”), and NUTEX HQ LLC, a Texas limited liability company (“Landlord”).

RECITALS

A. Landlord, as successor-in-interest to BRI 1845 Yorktown, LLC, a Delaware limited liability company, and Tenant, as successor-by-assignment from Iicom Strategic, L.L.C., a Texas limited liability company, are parties to that certain Office Lease dated {undated}, 2012 (the “Original Lease”, as amended by that certain First Amendment to Office Lease dated March 29, 2018 [the “First Amendment”] and by that certain Second Amendment to Office Lease dated November 19, 2018, collectively, the “Lease”), pursuant to which Landlord leases to Tenant the Premises, as defined and more particularly described in the Lease (and sometimes referred to in this Third Amendment as the “Third Amendment Existing Premises”), containing 3,623 rentable square feet (“RSF”) known as Suite 500 on the fifth (5th) floor of the building located at 1776 Yorktown, Houston, Texas 77056 (as defined and more particularly described in the Lease, the “Building”).

B. The Term of the Lease expired on February 28, 2026.

C. Landlord and Tenant desire to amend the Lease to (i) extend the Term of the Lease, and (ii) add additional space to the Third Amendment Existing Premises, such additional space containing 904 RSF and located on the fifth (5th) floor of the Building, as outlined on EXHIBIT A attached to this Third Amendment (the “Third Amendment Expansion Premises”), and to otherwise amend the Lease, all on the terms and conditions set forth herein.

Accordingly, for good and valuable consideration which the parties acknowledge receiving, Landlord and Tenant agree, and the Lease is hereby amended, as follows:

AGREEMENT

1. Recitals. The Recitals are true and correct and are incorporated into this Third Amendment.

2. Application of Lease Terms. Capitalized terms used in this Third Amendment and not defined herein shall have the meanings ascribed to them in the Lease.

3. Extension of Term of Lease. The Term of the Lease is hereby extended for a period beginning on March 1, 2026 and expiring at 11:59 p.m. local Houston, Texas time on the date (the “Expiration Date”) which is the last day of the sixty-fifth (65th) complete calendar month from and after the Third Amendment EPCD (as hereinafter defined) unless sooner terminated or extended by written agreement of the parties. Except for the Extension Option set forth in EXHIBIT D attached hereto, Tenant shall have no right or option to extend or renew the Term beyond the Expiration Date defined above, and any provision of the Lease to the contrary is hereby deleted. All references in the Lease, as amended hereby, to the “Term,” mean the Term as extended hereby, and all references in the Lease, as amended hereby, to the “Expiration Date,” mean the extended Expiration Date as defined above.

4. Third Amendment Expansion Premises.

(a) Demise of Third Amendment Expansion Premises. Landlord hereby leases the Third Amendment Expansion Premises to Tenant, and Tenant hereby takes and leases the Third Amendment Expansion Premises from Landlord, for a period commencing on the Third Amendment EPCD (as hereinafter defined) and ending on the Expiration Date of the Lease, unless sooner terminated or extended by written agreement of the parties. It is the intention of the parties that the Term for the Third Amendment Expansion Premises be coterminous with the Term for the Third Amendment Existing Premises. The “Third Amendment Expansion Premises Commencement Date” or the “Third Amendment EPCD” means the date which is the earlier to occur of (i) the day that Tenant first conducts business in any part of the Third Amendment Expansion Premises, or (ii) the day that Landlord Substantially Completes Landlord’s Third Amendment Work in the Third Amendment Expansion Premises (as defined in EXHIBIT B attached hereto), or that earlier date that Landlord would have Substantially Completed Landlord’s Third Amendment Work in the Third Amendment Expansion Premises, but for delays caused by Tenant. Tenant hereby agrees and acknowledges that Tenant’s obligations under the Lease, as amended hereby, in connection with the Third Amendment Existing Premises, including, without limitation, Tenant’s obligation to pay Rent for the Third Amendment Existing Premises, are not conditioned on the Substantial Completion of Landlord’s Third Amendment Work by any particular time.

(b) Delivery of Expansion Premises. Tenant may not enter the Third Amendment Expansion Premises for any purpose until Landlord tenders possession of the Third Amendment Expansion Premises to Tenant following Substantial Completion of Landlord’s Third Amendment Work therein. Landlord shall use commercially reasonable efforts to cause Landlord’s Third Amendment Work to be Substantially Completed in the Third Amendment Expansion Premises so that Landlord may tender possession of the Third Amendment Expansion Premises to Tenant no later than November 30, 2026, subject to Force Majeure, delays caused by Tenant and/or circumstances beyond Landlord’s reasonable control. If despite such commercially reasonable efforts Landlord fails to cause the Substantial Completion of Landlord’s Third Amendment Work in the Third Amendment Expansion Premises on or before November 30, 2026 (subject to Force Majeure, delays caused by Tenant and/or circumstances beyond Landlord’s reasonable control), then such failure shall not constitute a default by Landlord under the Lease, as amended hereby, or grounds for termination of the Lease or this Third Amendment, and Tenant agrees to accept possession of the Third Amendment Expansion Premises when Landlord tenders the Third Amendment Expansion Premises to Tenant following the Substantial Completion of Landlord’s Third Amendment Work therein.

(c) “Premises” Redefined. Effective on and following the Third Amendment EPCD (i) the term “Premises”, as used in the Lease and later sections of this Third Amendment and any exhibits hereto, will automatically be redefined to be a collective reference to the Third Amendment Existing Premises and the Third Amendment Expansion Premises, unless the context clearly requires that the term “Premises” be a reference to either the Third Amendment Existing Premises or the Third Amendment Expansion Premises, (ii) the rentable square footage of the collective Premises will be increased by the rentable square footage of the Third Amendment Expansion Premises (for a new total of 4,527 RSF for the collective Premises), and (iii) Tenant’s Share, as defined in Section 1.1(j) of the Original Lease, will be adjusted as provided below. Tenant’s lease of the Third Amendment Expansion Premises will otherwise be upon and subject to all of the executory terms and provisions of the Lease then in effect on the Third Amendment EPCD, and thereafter scheduled to be in effect, under the Lease for the Third Amendment Existing Premises.

(d) Third Amendment Expansion Premises Commencement Date and Expiration Date Agreement. Upon determination of the Third Amendment EPCD, Landlord and Tenant shall enter into an Third Amendment Expansion Premises Commencement Date and Expiration Date Agreement (herein so called) substantially in the form of that attached hereto as EXHIBIT C; provided that the failure of Landlord to prepare, or the failure of Tenant to execute, such agreement will not be a condition to, or delay, such Third Amendment EPCD.

5. Base Rent for Third Amendment Existing Premises. Effective on March 1, 2026 and continuing through the day immediately before the Third Amendment EPCD, Tenant shall pay Base Rent for the Third Amendment Existing Premises in the following amounts:

Time Period	Annual Base Rent Rate per RSF of the Third Amendment Existing Premises	Annualized Base Rent for the Third Amendment Existing Premises	Monthly Installment of Base Rent for the Third Amendment Existing Premises
March 1, 2026 through the day immediately before the Third Amendment EPCD	$18.00	$65,214.00	$5,434.50

Tenant shall pay the above Base Rent for the Third Amendment Existing Premises at the times and place and in the manner provided in the Lease, as modified by this Third Amendment.

6. Base Rent for entire Premises. Effective on the Third Amendment EPCD and continuing through the Expiration Date, Tenant shall pay Base Rent for the entire Premises (i.e., both the Third Amendment Existing Premises and the Third Amendment Expansion Premises) in the following amounts:

Time Period	Annual Base Rent Rate per RSF of the Premises	Annualized Base Rent for the Premises	Monthly Installment of Base Rent for the Premises
Third Amendment EPCD through the last day of the twelfth (12th) complete calendar month from and after the Third Amendment EPCD	$14.50	$65,641.56	$5,470.13*
Months 13 through 24	[***]	[***]	[***]
Months 25 through 36	[***]	[***]	[***]
Months 37 through 48	[***]	[***]	[***]
Months 49 through 60	[***]	[***]	[***]
Months 61 through 65	$17.00	$76,959.00	$6,413.25

Tenant shall pay the above Base Rent for the entire Premises at the times and place and in the manner provided in the Lease, as modified by this Third Amendment.

*	Notwithstanding the foregoing, Base Rent and Additional Rent accruing and payable for the period of five (5) months beginning on the Third Amendment EPCD and ending on the date which is five (5) months from and after the Third Amendment EPCD (the “Burnoff Date”), shall be conditionally abated in their entirety. By way of illustration, if the Commencement Date is November 15, 2026, the Burnoff Date will be April 14, 2027. If the Burnoff Date is not the last day of the month, then on the day following the Burnoff Date, Tenant shall make a prorated Base Rent payment and Additional Rent payment for said month. Thereafter, Tenant shall make Base Rent and Additional Rent payments as otherwise provided in the Lease, as amended hereby. Notwithstanding such abatement of Base Rent and Additional Rent, as set forth above, (i) all other Rent and amounts due under the Lease, as amended hereby, shall be payable as provided in the Lease, as amended hereby, and (ii) any increases in Base Rent and Additional Rent set forth in the Lease, as amended hereby, shall occur on the dates scheduled therefor.

Abatement of Base Rent and Additional Rent, as set forth above, is conditioned upon Tenant’s full and timely performance of its obligations under the Lease, as amended hereby. If Tenant is in Default under the Lease, as amended hereby, then: (a) all abatement of Base Rent and Additional Rent shall immediately become void, and (b) Tenant shall not be entitled to any further abatement of Base Rent and Additional Rent as set forth in this Section 6.

7. Additional Rent.

(a) Third Amendment Existing Premises. Effective on March 1, 2026 and continuing through the day immediately before the Third Amendment EPCD, Tenant shall pay Additional Rent (as defined in Section 4.2 of the Original Lease, and as amended by Section 6 of the First Amendment) for the Third Amendment Existing Premises, and all other Rent and amounts due under the Lease (as amended hereby) for the Third Amendment Existing Premises, all at the applicable times and place and in the manner provided in the Lease, as modified by this Third Amendment.

(b) Entire Premises. Effective on the Third Amendment EPCD and continuing through the Expiration Date, Tenant shall pay Additional Rent (as defined in Section 4.2 of the Original Lease, and as amended by Section 6 of the First Amendment) for the entire Premises (i.e., both the Third Amendment Existing Premises and the Third Amendment Expansion Premises), and all other Rent and amounts due under the Lease (as amended hereby) for the entire Premises, all at the applicable times and place and in the manner provided in the Lease, as modified by this Third Amendment.

8. Tenant’s Share. Effective on and following the Third Amendment EPCD, Tenant’s Share (as defined in Section 1.1(j) of the Original Lease, as amended) shall mean 2.530%, such being the percentage equal to a fraction, the numerator of which is the rentable square footage of the entire Premises (i.e. 4,527 RSF) and the denominator of which is the rentable square footage of the Building (i.e. 178,947 RSF), subject to any future expansion or contraction of the RSF of the Premises and/or adjustment to the RSF of the Building.

9. Landlord’s Third Amendment Work.

(a) Third Amendment Expansion Premises. Landlord will perform certain improvements within the Third Amendment Expansion Premises pursuant to the terms and conditions of the work letter attached hereto as EXHIBIT B (the “Third Amendment Work Letter”). Except for Landlord’s Third Amendment Work set forth in the Third Amendment Work Letter, and except for Landlord’s repair and maintenance obligations as expressly set forth in the Lease, Landlord shall not be required to perform, or contribute to the cost of, any alterations, repairs or improvements to the Third Amendment Expansion Premises or the Building (other than Landlord’s repair and maintenance obligations as expressly set forth in the Lease). By taking possession of the Third Amendment Expansion Premises, Tenant shall be deemed to have accepted same in its “AS IS – WHERE IS, WITH ALL FAULTS” condition on and following the Third Amendment EPCD. Landlord does not make and Tenant does not rely upon any representation or warranty, express or implied, with respect to the condition of the Third Amendment Expansion Premises (including habitability or fitness for any particular purpose). TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, LANDLORD HEREBY DISCLAIMS, AND TENANT WAIVES THE BENEFIT OF, ANY AND ALL IMPLIED WARRANTIES WITH RESPECT TO THE THIRD AMENDMENT EXPANSION PREMISES, INCLUDING IMPLIED WARRANTIES OF HABITABILITY AND FITNESS OR SUITABILITY FOR A PARTICULAR PURPOSE. Without limitation of the foregoing, Landlord shall correct latent defects in Landlord’s Third Amendment Work, if any, of which Tenant notifies Landlord, for a period of six (6) months after the date that Landlord Substantially Completes Landlord’s Third Amendment Work, conditioned upon Tenant notifying Landlord of the discovery thereof within fifteen (15) days after such latent defect was discovered. As used herein, a “latent defect” is a defect in the construction of Landlord’s Third Amendment Work that is not visible or otherwise discoverable by a reasonably diligent visual inspection at the time Landlord’s Third Amendment Work was otherwise Substantially Completed.

(b) Third Amendment Existing Premises. Tenant currently occupies the Third Amendment Existing Premises, and Tenant shall be deemed to have accepted the Third Amendment Existing Premises for the Term, as same is extended by this Third Amendment, in its “AS IS – WHERE IS, WITH ALL FAULTS” condition on and following the Effective Date of this Third Amendment, without any representations or warranties as to the condition of the Third Amendment Existing Premises made by Landlord or relied on by Tenant. Except for Landlord’s Third Amendment Work set forth in the Third Amendment Work Letter, and except for Landlord’s repair and maintenance obligations as expressly set forth in the Lease, Landlord has no obligations to make, or contribute to the costs of, any modifications, alterations or improvements to the Third Amendment Existing Premises, and any improvements to the Third Amendment Existing Premises shall be at Tenant’s sole cost.

10. Parking. Section 1.1(p) of the Original Lease and Exhibit “D” attached to the Original Lease are hereby amended in part such that effective on the Third Amendment EPCD and continuing through the Expiration Date, Tenant shall have access to, and Tenant shall pay for, a total of four (4) reserved parking spaces on or in the Garage and six (6) unreserved parking spaces on or in the Garage (which reserved parking spaces are currently known as spaces #1, #2, #54, and #55, provided that Landlord may elect from time to time to relocate any or all of such reserved parking spaces to other areas of the Garage), all at the monthly rates determined by Landlord from time to time, which as of the Effective Date of this Third Amendment are [***] (plus applicable taxes) per month for each reserved parking space and no monthly cost for each unreserved parking space. The terms and conditions of Tenant’s access and use of such parking spaces shall be subject to the provisions of Exhibit “D” attached to the Original Lease, as amended hereby.

11. Controllable Expense Cap.

(a) Effective on the day immediately before the Third Amendment EPCD, Section 8 of the First Amendment, and the Controllable Expense Cap (as defined therein), shall be deleted in its entirety and of no further force or effect.

(b) Effective on and following the Third Amendment EPCD, for purposes of calculating Tenant’s Share of Expenses for each calendar year following the calendar year 2026, the maximum increase (the “Third Amendment Controllable Expense Cap”) in the amount of Controllable Expenses (defined below) that may be included in calculating Expenses for each calendar year following the calendar year 2026 shall be limited to [***] per calendar year on a compounded and ongoing basis. To illustrate the compounding nature of the Controllable Expense Cap on Controllable Expenses, the maximum amount of Controllable Expenses that may be included in the calculation of Expenses for each calendar year following the calendar year 2026 shall equal the product of the 2026 Controllable Expenses and the following percentages for the following calendar years: [***] for 2027; [***] for 2028; [***] for 2029; etc. (without regard to what was actually incurred and subject to the remaining terms of this paragraph). As used herein, (i) “Controllable Expenses” shall mean all Expenses (after the 95% gross up adjustment set forth in Section 4.2(b) of the Original Lease) that are within the reasonable control of Landlord; thus, excluding the cost of utilities, insurance costs, taxes, any employment costs based upon the minimum wage (including benefits), any costs Landlord is required to incur to comply with any rule, code, law, regulation, or ordinance adopted or promulgated after the Effective Date of this Third Amendment (or new or different interpretations of any of the foregoing adopted or promulgated after the Effective Date of this Third Amendment) of any governmental authority or agency, any expense increase arising from the unionization of any service rendered to the Project, snow removal costs, and any other costs beyond the reasonable control of Landlord; and (ii) “ongoing basis” means that, if Controllable Expenses increase by more than the Third Amendment Controllable Expense Cap amount for any given year, Landlord may carry over to the following years any such amounts by which Controllable Expenses exceeded the Third Amendment Controllable Expense Cap in such prior year(s).

12. Extension Option. Tenant’s Extension Option set forth in Exhibit “D” attached to the First Amendment is hereby deleted in its entirety and of no further force or effect. Tenant shall have one (1) option to extend the Term of the Lease as to the entire Premises pursuant to the provisions of EXHIBIT D attached hereto.

13. Right of First Refusal. Tenant shall have the Right of First Refusal to lease certain space in a portion of Suite 580 on a portion of the fifth (5th) floor in the Building in accordance with the provisions of EXHIBIT E attached hereto.

14. Relocation of Premises. During the period beginning on the Effective Date of this Third Amendment and continuing through the Expiration Date (as such date is defined in this Third Amendment, and not through any following expiration date occurring thereafter, if applicable), the provisions of Section 17.3 of the Lease shall not be applicable.

15. Security Deposit. Section 1.1(l) of the Original Lease is hereby amended such that the amount of the Security Deposit required under the Lease is [***]. Within three (3) Business Days after the Effective Date of this Third Amendment, Tenant shall deliver to Landlord the amount of [***] in immediately available funds, which shall be added to the [***] Security Deposit currently held by Landlord under the Lease, after which the amount of the Security Deposit then held by Landlord will equal [***].

16. Monument Signage. Following the Effective Date of this Third Amendment, Landlord will refurbish or construct a new monument sign for the Building in the manner and in the location determined by Landlord in its sole and absolute discretion (the “New Building Monument Sign”). Subject to (i) the approval by all applicable governmental authorities, (ii) Tenant’s compliance with all Sign Laws (as hereinafter defined) and (iii) the terms of this Section 16, upon completion of the New Building Monument Sign (as determined by Landlord), Tenant shall have the non-exclusive right to install, at Tenant’s sole cost and expense, Tenant’s name identification on one (1) panel of one (1) side of the New Building Monument Sign (the “Monument Signage”). The location, graphics, materials, color, design, lettering, lighting, size, specifications and manner of affixing/installing such Monument Signage shall be subject to (x) Landlord’s prior written approval, (y) the approval of all applicable governmental authorities, and (z) compliance with all applicable laws, ordinances, regulations, restrictions of record (governmental or otherwise) and easements affecting same, and all architectural guidelines in effect for the area in which the Building is located (collectively, “Sign Laws”). Landlord’s approval of any such Monument Signage shall not constitute a representation by Landlord that such Monument Signage (a) will be approved by any or all applicable governmental authorities, or (b) complies with any or all applicable Sign Laws. Tenant shall pay for all costs and expenses related to the Monument Signage, including, without limitation, costs of the design, permitting, construction, installation, maintenance, insurance, utilities, repair and replacement thereof. If Landlord and all applicable governmental authorities grant their approval of the Monument Signage, then Tenant shall install the Monument Signage in accordance with the approved plans and specifications, in a good and workmanlike manner, in accordance with all Sign Laws, and in a manner so as not to unreasonably interfere with the use of the Building while such installation is taking place. Tenant shall maintain Tenant’s Monument Signage (or at Landlord’s sole election, Landlord may install and maintain the Monument Signage at Tenant’s sole cost) in a good, clean and safe condition in accordance with all Sign Laws, all at Tenant’s sole cost and expense. Notwithstanding any of the foregoing, Tenant’s Monument Signage rights shall terminate, at Landlord’s option, and Landlord may require that Tenant immediately remove the Monument Signage, at any time if (a) a Default by Tenant exists under the Lease, or (b) Tenant occupies less than 4,527 RSF of the Building. Upon the expiration of the Term or earlier termination of the Lease, Tenant shall promptly remove the Monument Signage, at Tenant’s sole cost and expense (or at Landlord’s election, Landlord may remove the Monument Signage at Tenant’s sole cost), and restore the portion of the monument where the Monument Signage was installed to the condition existing immediately prior to the installation of the Monument Signage, which obligations shall survive the Expiration Date or earlier expiration of the Lease. Tenant’s Monument Signage rights shall not affect the signage rights of other tenants existing in the Building as of the Effective Date of this Third Amendment, and shall not affect Landlord’s ability to offer signage to other existing or prospective tenants of the Project. The Monument Signage rights set forth in this Section 16 are personal to the original Tenant named in this Third Amendment and may not be transferred to any assignee or subtenant of all or any portion of the Premises or any space that may be added to the Premises in the future, and any attempt to assign or transfer the Monument Signage rights in violation of this Section 16 will be null and void.

17. Cancellation of Other Options. Except as expressly granted in this Third Amendment, all options of Tenant set forth in the Lease to terminate the Lease, extend or renew the Term of the Lease, or to expand or contract the RSF of the Premises (whether expansion options, surrender options, termination options, rights of refusal, rights of offer, or other similar rights) are hereby deleted in their entirety and of no further force or effect.

18. Insurance. At all times during the Term (including any extension thereof), Tenant’s insurance required under Section 9.1 of the Original Lease shall provide primary coverage to Landlord when any policy issued to Landlord (or to Landlord’s Affiliates) provides duplicate or similar coverage; Landlord’s policy (or Landlord’s Affiliate’s policy, if applicable) will be excess over Tenant’s policy.

19. Landlord’s Notice Addresses. Landlord’s address for notice, as set forth in Section 1.1(m) of the Original Lease, is hereby modified to read in its entirety:

Nutex HQ LLC

[***]

Attn: [***]

with a copy to:

[***]

c/o Property Manager

[***]

20. Brokers. Tenant represents that it has had no dealings with any broker or agent in connection with the negotiation or execution of this Third Amendment other than Avison Young (“Landlord’s Broker”), whose rights to a commission to be paid by Landlord are governed by a separate written agreement with Landlord, and Oxford Partners (“Tenant’s Broker”), whose rights to a commission to be paid by Landlord are governed by a separate written agreement with Landlord. Tenant shall indemnify, defend and hold Landlord harmless from and against any and all claims, costs, expenses or liabilities, including reasonable attorneys’ fees, for commissions or other compensation claimed by any broker or agent other than Landlord’s Broker and Tenant’s Broker with regard to this Third Amendment as a result of any dealings with Tenant or claiming by or through Tenant.

21. Representations. As of the Effective Date of this Third Amendment, Tenant hereby represents and warrants to Landlord the following, all of which shall survive the expiration or termination of the Lease: (i) Tenant is the sole legal and equitable owner of the leasehold estate of the “Tenant” under the Lease; (ii) Tenant has not previously assigned or transferred any interest in the Lease (other than as security for any indebtedness) or sublet the Third Amendment Existing Premises or any portion thereof; and (iii) Tenant has full power and authority to execute and deliver this Third Amendment.

22. Prohibited Persons and Transactions. Tenant represents and warrants to Landlord that (a) Tenant is currently in compliance with and shall at all times during the Term, as extended hereby (including any extension thereof), remain in compliance with the regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including those named on the OFAC’s Specially Designated and Blocked Persons List) and any statute, executive order (including the September 24, 2001, Executive Order No. 13224 Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism (the “Executive Order”)), or other governmental action relating thereto; and (b) Tenant is not, and will not be, a person with whom Landlord is restricted from doing business under the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA Patriot Act), H. R. 3152, Public Law 107-56 and the Executive Order and the regulations promulgated thereunder and including persons and entities named on the OFAC Specially Designated Nations and Blocked Persons List.

23. Counterpart Execution. This Third Amendment may be executed in a number of identical counterparts. If so executed, each of such counterparts is to be deemed an original for all purposes, and all such counterparts shall, collectively, constitute one instrument, but, in making proof of this instrument, it shall not be necessary to produce or account for more than one such counterpart. This Third Amendment may also be executed via an electronic signature program such as, without limitation, DocuSign, in whole or in multiple counterparts. A telecopy, electronic delivery, or other transmission by any party of its signature on an original or any copy of this Third Amendment via over the internet in electronic photostatic format (e.g., .pdf) or similar format, or via an electronic signature program, shall be deemed to be the delivery by such party of its original signature hereon.

24. No Default. Tenant acknowledges that as of the Execution Date of this Third Amendment, Landlord has performed all of its obligations under the Lease, Landlord is not in default under the Lease, and Tenant has no claims, counterclaims, set-offs or defenses against Landlord arising out of the Lease or relating thereto.

25. Ratification. As amended by this Third Amendment, the Lease, and all of its terms, provisions, covenants and agreements, are hereby ratified, confirmed and adopted by Landlord and Tenant as being in full force and effect in all respects. Each party hereto agrees that, as amended hereby, the Lease is the binding and enforceable obligation of such party. To the extent of any conflict or inconsistency between this Third Amendment and the Lease, the terms of this Third Amendment shall govern and control to the extent of such conflict or inconsistency. Nothing in this Third Amendment shall be deemed a waiver or release of any unperformed obligations of Tenant under the Lease, including, without limitation, any delinquent rentals payable by Tenant. References in the Lease and this Third Amendment to “this Lease”, “the Lease” or similar shall be a reference to the Lease as amended from time to time, including by this Third Amendment.

26. Confidentiality. Tenant will keep confidential (a) the terms of this Third Amendment, and (b) all negotiations and communications with Landlord and its representatives in connection with this Third Amendment (collectively, “Confidential Information”), and Tenant will not disclose or make available any Confidential Information to any other tenant in the Building or to any other person or entity, except (i) to Tenant’s accountants, brokers, attorneys, and other agents for the sole purpose of providing advice to Tenant in connection with the Confidential Information and who agree to preserve the confidential nature of same, or (ii) as required by law, or (iii) as may be recommended by Tenant’s legal counsel in order to comply with all financial reporting, securities laws and other legal requirements applicable to Tenant, as the case may be.

27. Lender Approval. If a mortgagee of the Building has the right to consent to this Third Amendment and fails to give such consent on terms and conditions acceptable to Landlord in its sole and absolute discretion, Landlord may, in its sole and absolute discretion, terminate and cancel this Third Amendment. Such option shall be exercisable by Landlord by written notice to Tenant of such termination, whereupon this Third Amendment shall be deemed cancelled and terminated, and both Landlord and Tenant shall be relieved of any and all liabilities and obligations hereunder; provided, however, that the Lease shall remain in full force and effect.

28. Severability. If any term or provision of this Third Amendment, or the application thereof to any person or circumstance, shall to any extent, be invalid or unenforceable, the remainder of this Third Amendment, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Third Amendment shall be valid and be enforced to the fullest extent permitted by law.

29. Limitation of Liability. Landlord’s obligations with respect to the Lease as amended hereby do not constitute obligations of the partners, members, shareholders, directors, officers, managers, trustees or beneficiaries of Landlord, and Tenant shall not seek recourse against the partners, members, shareholders, directors, officers, managers, trustees or beneficiaries of Landlord, or any of their personal assets for satisfaction of any liability of Landlord arising from the Lease, as amended hereby, or with respect to the occupancy or use of the Premises and/or the Project. Landlord’s liability arising under the Lease as amended hereby or with respect to the occupancy or use of the Premises and/or the Project is and shall be limited to Landlord’s interest in the Building and the rents and proceeds therefrom. The provisions of this paragraph shall not be deemed to relieve Landlord from performance of its obligations hereunder, but rather to limit Landlord’s liability in case of a recovery of a judgment against it, as aforesaid, and the provisions of this paragraph shall not be deemed to limit or otherwise affect any rights of Tenant to obtain injunctive relief, specific performance, or any other right or remedy to any extent accorded Tenant by law or the Lease. Upon sale or other transfer of Landlord’s right, title and interest in the Project, Landlord shall be deemed released from all liability and obligations thereafter accruing under the Lease as amended hereby; provided, that this paragraph shall inure to the benefit of any such purchaser or transferee.

30. Attorneys’ Fees. If Landlord or Tenant brings any action against the other to enforce or interpret any provision of this Third Amendment (including any claim in a bankruptcy or an assignment for the benefit of creditors), the prevailing party will be entitled to recover from the other reasonable attorneys’ fees, court costs and expenses incurred in such action.

31. Entire Agreement. This Third Amendment, including any exhibits attached hereto and any agreements referenced herein or therein, is deemed fully integrated and contains the entire agreement of the parties hereto with respect to the matters covered thereby, and other than as set forth in the Lease (and any related guaranty) which, as amended hereby is incorporated herein, no other agreement, statement or promise made by any party hereto or by any employee or agent of any party hereto, which is not contained herein, shall be binding or valid. All prior or contemporaneous agreements or writings between or among the parties are specifically merged into this Third Amendment. This Third Amendment may not be amended, modified or supplemented except by written instrument fully executed and delivered by Landlord and Tenant.

32. Execution and Delivery of Third Amendment. This Third Amendment shall not be effective, and Tenant shall have no rights or obligations hereunder, unless and until this Third Amendment has been executed by both Landlord and Tenant, and a copy of such fully-executed Third Amendment has been received by both Landlord and Tenant.

33. Exhibit. The following exhibits are attached to this Third Amendment and incorporated herein by reference:

Exhibit A:	Outline of Third Amendment Expansion Premises
Exhibit B:	Third Amendment Work Letter
Exhibit C:	Third Amendment Commencement Date and Expiration Date Agreement
Exhibit D:	Extension Option
Exhibit E:	Right of First Refusal

(signatures on following page)

Landlord and Tenant have executed and entered into this Third Amendment to Office Lease effective as of the Effective Date.

LANDLORD:
NUTEX HQ LLC,
a Texas limited liability company

By:	/s/ [***]
Name:	[***]
Title:	[***]

TENANT:
NEXALIN TECHNOLOGY, INC.,
a Delaware corporation

By:	/s/ Mark White
Name:	Mark White
Title:	CEO

EXHIBIT A

OUTLINE OF THIRD AMENDMENT EXPANSION PREMISES

[Omitted pursuant to Item 601(a)(5) of Regulation S-K: Floor plan outlining the Third Amendment Expansion Premises.]

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EXHIBIT B

THIRD AMENDMENT WORK LETTER

Subject to the provisions of this EXHIBIT B, Landlord will cause those certain improvements to be performed in the Third Amendment Expansion Premises and the Third Amendment Existing Premises pursuant to the space plan set forth in EXHIBIT B-1 attached hereto (collectively, “Landlord’s Third Amendment Work”). Landlord shall cause Landlord’s Third Amendment Work to be performed pursuant to Building Standard using contractors and subcontractors selected by Landlord. Landlord shall bear the entire cost of performing Landlord’s Third Amendment Work pursuant to Building Standard. Tenant shall bear any additional costs incurred by Landlord in performing Landlord’s Third Amendment Work because of any Tenant caused delay or work requested by Tenant in excess of Building Standard.

Tenant acknowledges that a portion of Landlord’s Third Amendment Work will be performed during Tenant’s occupancy of the Third Amendment Existing Premises. Tenant shall allow Landlord and its architects, construction representatives, engineers and contractors access to the Third Amendment Existing Premises at all times during the preparation for and performance by Landlord and its contractors of Landlord’s Third Amendment Work and Tenant shall cooperate with Landlord in furtherance of Landlord’s efforts to complete Landlord’s Third Amendment Work. Landlord will employ reasonable construction practices in an effort to minimize any disruption of Tenant’s business operations during the performance of Landlord’s Third Amendment Work, but Landlord shall not be required to incur any extra costs or expenses with respect thereto, such as overtime and/or evening or weekend work, and Landlord shall not be liable to Tenant for any disruption or any other interference with Tenant’s business operations arising or due to the performance of Landlord’s Third Amendment Work. Tenant will not be entitled to any Rent abatement or credit due to Landlord’s Third Amendment Work. Tenant’s obligations under the Lease, as amended hereby (including, without limitation, Tenant’s obligation to pay Rent), are not conditioned on the performance of Landlord’s Third Amendment Work in the Third Amendment Existing Premises, or the substantial completion of Landlord’s Third Amendment Work in the Third Amendment Existing Premises by any particular time.

Tenant acknowledges that this EXHIBIT B constitutes the entire agreement of Landlord and Tenant with respect to the construction of Landlord’s Third Amendment Work and the preparation of the Third Amendment Expansion Premises for occupancy and that, except for Landlord’s obligation to complete Landlord’s Third Amendment Work, Landlord has no obligations to make, or contribute to the costs of, any alterations or improvements to the Third Amendment Expansion Premises or the Third Amendment Existing Premises.

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EXHIBIT B-1

SPACE PLAN

[Omitted pursuant to Item 601(a)(5) of Regulation S-K: Space plan drawings for Landlord’s Third Amendment Work.]

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EXHIBIT C

THIRD AMENDMENT EXPANSION PREMISES COMMENCEMENT DATE AND EXPIRATION DATE AGREEMENT

This THIRD AMENDMENT EXPANSION PREMISES COMMENCEMENT DATE AND EXPIRATION DATE AGREEMENT (this “Agreement”) is entered into as of ___________ ____, 2026 by and between NEXALIN TECHNOLOGY, INC., a Delaware corporation (“Tenant”), and NUTEX HQ LLC, a Texas limited liability company (“Landlord”).

W I T N E S S E T H:

A. Landlord, as successor-in-interest to BRI 1845 Yorktown, LLC, a Delaware limited liability company, and Tenant, as successor-by-assignment from Iicom Strategic, L.L.C., a Texas limited liability company, are parties to that certain Office Lease dated {undated}, 2012 (the “Original Lease”, as amended by that certain First Amendment to Office Lease dated March 29, 2018, that certain Second Amendment to Office Lease dated November 19, 2018 and that certain Third Amendment to Office Lease dated July ____, 2026 [the “Third Amendment”], collectively, the “Lease”), pursuant to which Landlord leases to Tenant the Premises, as defined and more particularly described in the Lease, containing 4,527 rentable square feet (“RSF”) known as Suite 500 on the fifth (5th) floor of the building located at 1776 Yorktown, Houston, Texas 77056 (the “Building”).

B. Landlord and Tenant now desire to set forth in writing the “Third Amendment Expansion Premises Commencement Date” or “Third Amendment EPCD”, as such terms are defined in the Third Amendment, and to confirm certain other matters as set forth herein.

NOW THEREFORE in consideration of the mutual covenants and promises contained herein and other valuable consideration, the parties agree as follows:

1. The Third Amendment Expansion Premises Commencement Date, or Third Amendment EPCD, is ___________, 2026.

2. The Expiration Date is ______________________________.

3. Landlord has fully completed Landlord’s Third Amendment Work required under the terms of the Third Amendment. Tenant acknowledges that, (i) it has inspected and accepts the Third Amendment Expansion Premises and Landlord’s Third Amendment Work, (ii) Tenant accepts the Third Amendment Expansion Premises in its “AS-IS, WHERE-IS, WITH ALL FAULTS” condition, and (iii) no representations as to the repair of the Third Amendment Expansion Premises, nor promises to alter, remodel or improve the Third Amendment Expansion Premises which have been made by Landlord remain unsatisfied.

All capitalized terms not defined herein shall have the meaning assigned to them in the Lease and the Third Amendment.

[signatures on following page]

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Executed this ___ day of ______________, 2026.

LANDLORD:
NUTEX HQ LLC,
a Texas limited liability company

By:
Name:
Title:

TENANT:
NEXALIN TECHNOLOGY, INC.,
a Delaware corporation

By:
Name:
Title:

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EXHIBIT D

EXTENSION OPTION

A. Grant of Single Option to Extend. Subject to the terms and conditions below, Tenant will have one (1) option (the “Extension Option”) to extend the Term as to the entire Premises, for a period (the “Extension Term”) of five (5) years commencing on the day after the Expiration Date. Tenant may exercise this Extension Option only by written notice (the “Extension Notice”) delivered to Landlord not earlier than twelve (12) months and not later than six (6) months prior to the Expiration Date. Tenant’s exercise of the Extension Option shall be irrevocable by Tenant. The terms and conditions of Tenant’s lease of the Premises during the Extension Term shall be the same terms and conditions of the Lease, as amended hereby, as in effect during the month immediately preceding the Extension Term, except as follows:

(i) Base Rent for the Extension Term shall be the Prevailing Market Rate. “Prevailing Market Rate” means Landlord’s estimate of the prevailing per annum base rent rate per square foot of rentable area being charged as of the commencement date of the Extension Term for each year of the Extension Term for extending the term of net leases of commercial office space of comparable size and quality to the Premises in comparable buildings (“Comparable Buildings”), including the Building, in the Galleria/Uptown office sub-market of Houston, Texas, taking in to account all pertinent factors including, without limitation, the creditworthiness of the tenant, the use, location and/or floor level(s) of the applicable space within the building, the definition of rentable area, the term of the extension, when the comparable rate was contracted for, the number and cost of parking spaces, the quality, amenities, age and location of the Comparable Buildings, the involvement or non-involvement of a broker, any annual market escalations, and any tenant inducements and improvement allowances; provided, however, that monthly Base Rent for the Extension Term shall not be less than the monthly Base Rent due under the Lease for the month immediately preceding the Extension Term;

(ii) Tenant shall receive any concessions or allowances included by Landlord in determining the Prevailing Market Rate;

(iii) No abatements (other than those arising from casualty or condemnation), allowances or other concessions applicable during any period prior to the Extension Term, if any, shall apply during the Extension Term unless otherwise agreed in writing by Landlord;

(iv) The Premises shall be accepted by Tenant for the Extension Term in its “AS IS, WHERE IS, WITH ALL FAULTS” condition, with no representations or warranties given by Landlord or relied on by Tenant, unless expressly agreed otherwise in writing by Landlord; and

(v) After Tenant’s exercise of the Extension Option, if at all, there shall be no remaining rights or options to renew or extend the Term.

B. Extension Terms. Within thirty (30) days after Landlord receives Tenant’s Extension Notice, Landlord shall give written notice (“Prevailing Market Rate Notice”) to Tenant specifying the Prevailing Market Rate and Base Rent for the Extension Term. Tenant, within ten (10) days after delivery of the Prevailing Market Rate Notice, shall either (i) give Landlord written notice of Tenant’s unconditional acceptance of Landlord’s determination of the Prevailing Market Rate and Base Rent for the Extension Term set forth in the Prevailing Market Rate Notice (an “Acceptance Notice”), or (ii) if Tenant disagrees with the Landlord’s determination of the Prevailing Market Rate and the Base Rent for the Extension Term set forth in the Prevailing Market Rate Notice, give Landlord written notice of rejection thereof (the “Rejection Notice”). If Tenant timely delivers an Acceptance Notice, then the Base Rent for the Extension Term will be as set forth in the Prevailing Market Rate Notice. If Tenant does not timely deliver an Acceptance Notice or a Rejection Notice within the prescribed time period, Tenant will be deemed to have delivered a Rejection Notice. If Tenant timely delivers or is deemed to have delivered a Rejection Notice, then for fifteen (15) days thereafter the parties shall negotiate reasonably to attempt to agree in writing on the Base Rent for the Extension Term. If the parties fail to so agree within such fifteen (15) days, then the Extension Notice will be deemed rescinded and the Term will expire on the then-scheduled Expiration Date.

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C. Termination of Extension Option. The Extension Option shall automatically terminate in the event that: (i) Tenant does not timely and properly exercise the Extension Option; or (ii) the Lease or Tenant’s right to possession of the Premises is terminated; or (iii) Tenant exercises any right to terminate the Lease (partially or in its entirety) or to reduce the Premises, or (iv) Tenant vacates the Premises (or a substantial part thereof) for in excess of 120 days for reasons other than casualty or approved remodeling or repairs, or (v) Tenant assigns its interest in the Lease or sublets any portion of the Premises. Any of such termination events shall, at Landlord’s option, apply to terminate the Extension Option whether or not Tenant may have theretofore delivered an otherwise valid Extension Notice. Landlord may, at its option, waive any such termination event in writing.

D. Conditions. Tenant’s exercise of the Extension Option is conditioned upon, at the time of delivery of the Extension Notice: (i) there being no default or breach by Tenant under the Lease, as amended hereby, (ii) Tenant being in occupancy of all of the Premises, and (iii) Tenant’s financial condition not having materially adversely changed since the Effective Date of this Third Amendment. Additionally, if all of such conditions (i) through (iii) above are not satisfied as of the day preceding the commencement of the Extension Term, then, at Landlord’s sole option, the Extension Notice shall be null and void, the Term shall not be extended and the Lease will expire upon the then-scheduled Expiration Date.

E. No Assignment. Tenant’s rights under this Exhibit are personal to the original Tenant named in this Third Amendment and may not be assigned or transferred, and any attempted assignment or transfer in violation of this restriction shall be null and void.

F. Lease Amendment. Upon exercise of this Extension Option and subject to the terms and conditions of this Exhibit, the Term shall be extended for the Extension Term without the necessity of the execution of any further instrument or document, although if requested by Landlord, Landlord and Tenant shall execute an agreement modifying the Lease in accordance with the provisions hereof; provided, however that Landlord’s failure to prepare or Tenant’s failure to execute such amendment shall not affect the validity of the exercise of the Extension Option or alter Tenant’s or Landlord’s obligations during the Extension Term as determined hereby.

G. Time of Essence. With respect to all dates for exercising any rights and the performance of any obligations in connection with the exercise or implementation of the Extension Option, time shall be of the essence.

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EXHIBIT E

RIGHT OF FIRST REFUSAL

A. During the period beginning on the Third Amendment EPCD and continuing through the Expiration Date, Landlord hereby grants to Tenant an on-going right of first refusal (the “ROFR”) to lease ROFR Space (defined below), subject to the following terms and conditions. This ROFR will not be effective or exercisable in connection with any Third Party Offer received by Landlord if there then exists a default by Tenant under the Lease, as amended hereby.

B. “ROFR Space” means that certain leasable space comprising a portion of Suite 580 on the fifth (5th) floor of the Building and containing approximately 3,899 RSF, as outlined on EXHIBIT E-1 attached hereto.

C. If during the period beginning on the Third Amendment EPCD and ending on the Expiration Date, Landlord receives an acceptable offer from a bona fide third party prospect (“Third Party Offer”) other than a prospect exercising a Superior Right (defined below) to lease all or any portion of the ROFR Space (the space which the third party desires to lease as set forth in the Third Party Offer being hereafter referred to as the “Target ROFR Space”), then Landlord shall first offer to Tenant the right to include such Target ROFR Space within the Premises on the same material economic terms as set forth in the Third Party Offer. Such offer shall be made by Landlord giving written notice (the “Offer Notice”) to Tenant which shall designate the particular Target ROFR Space being offered and shall specify the material economic terms for such Target ROFR Space, which shall be the same as those set forth in the Third Party Offer. In order to send the Offer Notice, Landlord does not need to have negotiated full lease terms with the third party, but need only to have received an acceptable bona-fide offer containing the material economic terms (i.e. rent, term, parking, tenant improvements, and any concessions), and Tenant must make its decision with respect to the Target ROFR Space as long as it has received a description of such material economic terms in the Offer Notice.

D. Tenant’s rights under this ROFR are subject and subordinate to the following rights (collectively, “Superior Rights”): (i) any rights set forth in the existing leases of tenants or occupants of the Building as of the Effective Date of this Third Amendment, and (ii) Landlord’s right, in its absolute discretion, to renew or extend the lease term of (a) any tenant of any ROFR Space, or (b) any tenant holding any pre-existing rights of expansion or first offer or refusal or similar rights as to any ROFR Space (even if such tenants described in (a) or (b) above do not have extension rights in their respective leases or if such extension or renewal is not in strict accordance with any extension or renewal option in such lease).

E. Tenant will have up to five (5) Business Days after the date of the Offer Notice to give Landlord its written notice (“Acceptance Notice”) exercising the ROFR to lease the Target ROFR Space designated in the Offer Notice on all of the terms set forth in the Offer Notice. If Tenant exercises the ROFR, Tenant must lease all of the Target ROFR Space offered by Landlord and not only a portion thereof. If the Third Party Offer is to lease Target ROFR Space and additional space in the Building, Landlord may offer to Tenant, in the Offer Notice, all such space which the third party desires to lease, and Tenant must exercise its rights hereunder, if at all, with respect to all such space and may not insist on exercising its rights as to only the Target ROFR Space.

F. If Tenant fails to timely exercise the ROFR (time being of the essence thereof), or elects not to exercise the ROFR, then Landlord shall be free to lease the Target ROFR Space to any third party under any terms in Landlord’s sole and absolute discretion, and Tenant will have no further rights to the Target ROFR Space, provided that if, after Tenant waives its rights to the Target ROFR Space, Landlord desires to lease the Target ROFR Space on materially more beneficial terms than provided in the Offer Notice, then, subject to the provisions of this ROFR, Landlord shall re-offer the Target ROFR Space to Tenant pursuant to this ROFR prior to leasing the Target ROFR Space to the party under the materially more beneficial terms. “Materially more beneficial terms” means an effective rental rate which is ninety-five percent (95%) or less than the effective rental rate set forth in the Offer Notice. If Landlord leases Target ROFR Space to a third party following Tenant’s waiver of its rights hereunder as to such space, then upon any termination or expiration of the term of the lease with the third party tenant during the period beginning on the Third Amendment EPCD and continuing through the Expiration Date, such Target ROFR Space shall again be subject to this ROFR (subject and subordinate to any Superior Rights).

E-1

G. Upon Tenant’s timely delivery of the Acceptance Notice, Landlord and Tenant will be deemed to have added the Target ROFR Space to the Premises for the lease term set forth in the Offer Notice. Tenant will accept such Target ROFR Space in its “AS IS, WHERE IS, WITH ALL FAULTS” condition on the date Landlord delivers the Target ROFR Space to Tenant, without any obligation of Landlord to improve, alter or remodel the Target ROFR Space, except as may be set forth in the Offer Notice. Within twenty (20) days following delivery of the Acceptance Notice, Tenant and Landlord shall execute an amendment to the Lease including the Target ROFR Space in the Premises on all of the economic terms set forth in the Offer Notice, and, to the extent consistent with said economic terms, on the same terms and provisions then in effect on the Target ROFR Space commencement date, and thereafter scheduled to be in effect, under the Lease for the initial Premises (provided that an otherwise valid exercise of the ROFR shall be fully effective whether or not such amendment is prepared or executed). Landlord will be obligated to pay a brokerage fee or commission to a Tenant’s broker in connection with any Target ROFR Space to any extent such obligation is expressly set forth in a written agreement between Landlord and such Tenant’s broker, but otherwise Landlord will have no obligation to pay a brokerage fee or commission to any Tenant’s broker in connection with any Target ROFR Space.

H. If Tenant rejects or is deemed to have rejected an offer to lease ROFR Space under this ROFR, and Landlord subsequently leases such space to a third party pursuant to a lease which grants an expansion, right of refusal, right of offer, or other preferential option or right to lease some or all of the remainder of the ROFR Space, then such options and rights shall thereafter be superior to Tenant’s rights under this ROFR.

I. Notwithstanding anything to the contrary herein, Tenant shall have no right of first refusal hereunder, if at the time that Landlord would otherwise deliver the Offer Notice, or at the time that Tenant delivers an Acceptance Notice, or on the date that Landlord would otherwise deliver the Target ROFR Space to Tenant, Tenant is in default under the Lease, as amended hereby, or the Lease is not in full force and effect. This ROFR shall automatically terminate: (i) if the Lease or Tenant’s right to possession of the Premises is terminated, or (ii) if Tenant exercises any right to terminate the Lease (partially or in its entirety) or to reduce the size of the Premises, or (iii) if Tenant vacates the Premises (or a substantial part thereof) for in excess of 120 days for reasons other than casualty or approved remodeling or repairs, or (iv) if Tenant’s interest in the Lease is assigned, or Tenant sublets any portion of the Premises. Any of such termination events shall, at Landlord’s option, apply to terminate the ROFR whether or not Tenant may have theretofore delivered an otherwise valid Acceptance Notice. Landlord may, at its option, waive any such termination event in writing.

J. This ROFR, or any of Tenant’s rights, interests or obligations hereunder, may not be transferred or assigned (by operation of law, merger, direct assignment, subletting, or otherwise) to any person or entity, and may not be exercised by any person or entity other than the original Tenant under this Third Amendment, and any transfer, assignment or exercise in violation hereof will be null and void.

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EXHIBIT E-1

ROFR SPACE

[Omitted pursuant to Item 601(a)(5) of Regulation S-K: Floor plan outlining the ROFR Space.]

E-3